                                                                   Exhibit 10.20

PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of the 10th day of October, by and between ITXC CORP., a Delaware corporation having its principal place of business at 750 College Road East, Princeton, New Jersey 08540 ("ITXC"), ITXC, INC., an Oregon corporation, having its principal place of business at 14600 NW Greenbrier Parkway, Beaverton, Oregon 97006 (the "Subsidiary," and together with ITXC, the "Sellers"), and ESTARA, INC., a Maryland corporation having its principal place of business at 10803 Parkridge Blvd., Reston, Virginia 20191 ("eStara").

                                 RECITALS:

         WHEREAS, Sellers presently conduct the business and operations of establishing eCommerce related voice communication by enabling users to click on an icon or other link as a means to initiate a voice call from the Internet directed to a business application or call center ("ITXC's eCommerce Business");

         WHEREAS, Sellers desire to convey, and eStara desires to acquire or obtain a license to use, certain assets associated with ITXC's eCommerce Business, and eStara has agreed to assume the Assumed Liabilities, all upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, upon consummation of the Closing, ITXC and eStara will enter into (i) a patent license agreement under which each party would license certain intellectual property to the other, (ii) a network agreement pursuant to which ITXC would serve as the exclusive world-wide provider to eStara of network services for termination of all voice traffic associated with eStara's eCommerce business, and (iii) certain related agreements collectively providing for the provision of certain transitional services and for certain other arrangements between the parties hereto;

         WHEREAS, ITXC desires to acquire, and eStara desires to issue and sell to ITXC, certain shares of eStara' Series D Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), which shares, on an as converted basis, would represent 19.9% of the Common Stock Deemed Outstanding;

         WHEREAS, eStara is willing to provide ITXC with certain information and registration rights associated with ITXC's ownership of the Preferred Stock, such rights to be reflected in the Registration Rights Agreement described herein, and eStara's principal stockholders have agreed to execute such Registration Rights Agreement at the Closing; and

         WHEREAS, for ease of reference, the parties have defined certain terms in Article XI of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

I.  PURCHASE OF ASSETS

         1.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof and subject to Sections 1.2 and 1.3, at the Closing, Sellers will sell, transfer, convey, assign and deliver to eStara, and eStara will acquire from Sellers, all right, title and interest of Sellers in and to the following assets owned by Sellers to the extent that such assets are primarily used by Sellers in support of ITXC's eCommerce Business, as the same may exist on the Closing Date, wherever located (collectively, the "Assets"), free and clear of all liens, security interests, encumbrances, mortgages, pledges and similar restrictions ("Liens"), except Permitted Liens:

                  (a) Cash. Three hundred thousand dollars ($300,000) minus the Negative Cash Adjustment, if any, and plus the Positive Cash Adjustment, if any.

                  (b) Contract Rights. Subject to Sections 1.2(c) and 1.3, all rights of Sellers, arising after the Closing Date, under the customer, partner, reseller, channel and service agreements described in Schedule 1.1(b) annexed
                                                      ---------------
hereto (the "Conveyed Contracts"), together with (x) the right to receive goods and services purchased thereunder, provided that eStara pays, or reimburses Sellers for, any amounts paid or payable for such goods and services, and (y) the right to take other rightful actions in respect of breaches, defaults and other violations of such Conveyed Contracts occurring after the Closing Date.

                  (c) Technology and Software. Subject to the provisions of the license agreement described in Section 3.2, all right, title and interest of Sellers in and to the Push-to-Talk product and application technology and Software described in Schedule 1.1(c) annexed hereto, subject to a worldwide
                      ---------------
fully paid license back to ITXC to use any routines, subroutines or other elements of such intellectual property provided that the purpose of such use is not to create products directly competing with Push-to Talk.

                  (d) Certain Intangibles. All rights of Sellers in and to the universal resource locators, domain names, trademarks, trademark application, service marks, service mark applications, brand names, registration names, copyrights and copyrighted materials owned by Sellers and pertaining to ITXC's eCommerce Business, but only to the extent described in Schedule 1.1(d) annexed
                                                        ---------------
hereto and provided that there shall be excluded therefrom any part of any mark, name or brand which consists of or includes "ITXC".

                  (e) Equipment. The engineering and test equipment owned by Sellers, used in ITXC's eCommerce Business and described in Schedule 1.1(e)
                                                            ---------------
annexed hereto.


                  (f) Books and Records. Except for the assets described in
Section 1.2 and only to the extent and in the manner permitted by law, (i) all the books, records, manuals and related written materials of Sellers primarily utilized by Sellers in connection with ITXC's eCommerce Business, including without limitation all books and records relating to employees of ITXC's eCommerce Business who are hired by eStara, the purchase of services, financial, accounting and operations matters, product engineering, research and development, manufacture and sale of products and sales and promotional materials, (ii) all customer and vendor lists relating primarily to the operation of ITXC's eCommerce Business and (iii) all files and documents (including credit information) relating primarily to customers and vendors of ITXC's eCommerce Business.

                  (f) Guarantees. All guarantees, warranties, indemnities and similar rights in favor of the Sellers with respect to any Asset.

         1.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, except as set forth in the License Agreement, Sellers will retain and not transfer, and eStara shall not purchase or acquire, the following rights, properties and assets of Sellers:

                  (a) Assets Not Primarily Used in ITXC's eCommerce Business. Assets which are not primarily used in ITXC's eCommerce Business.

                  (b) Intellectual Property Rights Covered by the License Agreement. Intellectual Property Rights to be licensed to eStara pursuant to the License Agreement.

                  (c) Corporate Documents. The corporate seal, minute books, charter documents, corporate stock record books of Sellers and such other books and records as pertain to the organization, existence or share capitalization of Sellers, any other records or materials relating to (i) any asset excluded pursuant to any other sub-paragraph of this Section 1.2, (ii) any Retained Liabilities or (iii) Sellers generally (provided that such records and materials do not involve or relate to the Assets or the operation or operations of ITXC's eCommerce Business) and duplicate copies of (A) such other records as Sellers shall reasonably require in order to satisfy its tax, accounting, securities and other applicable regulatory requirements and (B) books and records pertaining to Intellectual Property Rights covered by the license agreement described in
Section 3.2(f).

                  (d) Benefit Plans. Any and all employee benefit plans (and assets held thereunder) maintained or otherwise sponsored, in whole or in part, by Sellers for their employees.

                  (e) Corporate Name. The name and mark "ITXC" and any name or mark derived from or including "ITXC".

                  (f) Other Assets. Any (1) right, property or asset which is described in Schedule 1.2(f) annexed hereto, (2) agreement which (a) cannot be
             ---------------
assigned hereunder and (b) the financial and business benefits of which cannot be transferred to eStara pursuant to Section 1.3(c) and (3) any agreement which is dependent on another agreement which latter agreement (a) cannot be assigned hereunder and (b) the financial and business benefits of which cannot be transferred to eStara pursuant to Section 1.3(c).

         1.3      Nonassignable Agreements.

                  (a) Nonassignability. To the extent that any Conveyed Contract (other than any Conveyed Contract identified on Schedule 7.2(d) annexed hereto)
                                                ---------------
is not capable of being assigned without Consent, nothing in this Agreement will constitute an assignment or require the assignment thereof except to the extent provided in this Section 1.3, nothing in this Agreement will afford eStara the right to terminate this Agreement or the right to refuse to perform its obligations at Closing by virtue of the inability to obtain any such Consent (provided that Sellers performs Sellers' obligations under this Section 1.3) and nothing in this Agreement will subject

Sellers to any liability by virtue of the failure to obtain any Consent (provided that Sellers perform their obligations under this Section 1.3).

                  (b) ITXC to Use Reasonable Commercial Efforts. Notwithstanding anything contained in this Agreement to the contrary, Sellers will not be obligated to assign to eStara any of Sellers' rights and obligations in and to any of the Conveyed Contracts without first having obtained all Consents necessary for such assignment; provided, however, that Sellers shall, at Sellers' expense, use reasonable commercial efforts to obtain all such Consents prior to and, if the Closing occurs, after the Closing Date. Such reasonable commercial efforts shall not include the payment of any consideration by Sellers to obtain any such Consents, unless such payment is made in satisfaction of obligations of Sellers arising under the Conveyed Contracts prior to the Closing Date.

                  (c) If Consents Cannot Be Obtained. To the extent that the Consents referred to in Section 1.3(a) are not obtained by Sellers, Sellers shall use their reasonable commercial efforts (subject to the limitation set forth in the last sentence of Section 1.3(b)) to (i) provide to eStara the financial and business benefits of any Conveyed Contract referred to in Section 1.3(a) and (ii) enforce, at the request and expense of eStara, for the account of eStara, any rights of Sellers arising from any such Conveyed Contract (including without limitation the right to elect to terminate such Conveyed Contract in accordance with the terms thereof upon the advice, and at the expense, of eStara), provided, however, that Sellers shall not be required to take any action which would constitute a breach of any such Conveyed Contract. With respect to Conveyed Contracts for which such Consents cannot be obtained but as to which Sellers are able to pass on the financial and business to eStara, eStara shall assume the obligations of Sellers thereunder. With respect to Conveyed Contracts for which such Consents cannot be obtained and as to which Sellers are unable to pass on the financial and business to eStara, Sellers shall retain (or cause their subsidiaries to retain) their obligations thereunder.

                     II.  ASSUMPTION OF LIABILITIES BY ESTARA

         2.1 Assumed Liabilities. As of the Closing, eStara will assume and thereafter in due course pay and fully satisfy when due the following liabilities and obligations of Sellers existing at or arising on or after the Closing Date (the "Assumed Liabilities") and no other liabilities or obligations:

                  (a) those liabilities of Sellers as of the Closing Date in respect of paid time off accrued by the employees of Sellers who accept offers of employment from eStara prior to October 15, 2001 in respect of vacation, sick time, personal leave and family leave;

                  (b) the obligations of Sellers arising after the Closing in respect of the Conveyed Contracts, subject to Section 1.3(c);

                  (c) the obligations of Sellers under any written or oral purchase order or sale order outstanding on the Closing Date and relating to ITXC's eCommerce Business, provided that (a) such purchase order or sale order was given in the ordinary course of business consistent with past practice and
(b) if such purchase order or sale order is dated prior to the date hereof and provides for a purchase price or sale price involving more than $10,000 such purchase order or sale order is listed in Schedule 2.1(c) annexed hereto;
                                          ---------------

                  (d) the liabilities of ITXC's eCommerce Business relating to Taxes, attributable to periods (or portions thereof) ending subsequent to the Closing Date or to the post-Closing portion of any period that includes but does not start on the Closing Date (allocable to such post-Closing portion of a period by closing the books of ITXC's eCommerce Business at the close of business on the Closing Date or, where not susceptible to such allocation, pro rata on the basis of the number of days elapsed in the period); and

                  (e) the obligations described in Schedule 2.1(e) annexed
                                                   ---------------
hereto.


         2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement or any Schedule or Exhibit hereto to the contrary and regardless of any disclosure to eStara, eStara does not assume or agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness of Sellers, whether primary or secondary, direct or indirect, absolute, contingent or otherwise, existing or incurred on or prior to the Closing Date or arising out of any transaction or event occurring prior to the Closing Date other than the Assumed Liabilities (such liabilities and obligations retained by Sellers being referred to herein as the "Retained Liabilities"). It is specifically agreed that such Retained Liabilities shall include, without limitation, all liabilities and obligations of Sellers relating to Taxes, whether applicable to ITXC's eCommerce Business or otherwise, attributable to periods (or portions thereof) ending on or prior to the Closing Date or to the pre-Closing portion of any period that includes but does not end on the Closing Date (allocable to such pre-Closing portion of a period by closing the books of ITXC's eCommerce Business at the close of business on the Closing Date or, where not susceptible to such allocation, pro rata on the basis of the number of days elapsed in the period).

     III. ISSUANCE OF STOCK; LICENSE AGREEMENT; EXCLUSIVE NETWORK AGREEMENT;
                         REGISTRATION RIGHTS AGREEMENT

         3.1      Issuance of Stock.

                  (a) Prior to the Closing, eStara shall file with the Department of Assessments and Taxation of the State of Maryland, Articles Supplementary designating the Preferred Stock, which shall be in the form and substance of the Articles Supplementary annexed hereto as Exhibit 3.1(a) (the
                                                          --------------
"Articles Supplementary").

                  (b) At the Closing, eStara shall deliver to ITXC a stock certificate for such number of shares of Preferred Stock as shall constitute 19.9% of the Common Stock Deemed Outstanding. Such certificate shall bear the following restrictive legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES
     LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A
                                     VIEW TO

         DISTRIBUTION OR RESALE.SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         3.2 License Agreement. At the Closing, eStara and ITXC shall enter into a license agreement in the form and substance of the license agreement annexed hereto as Exhibit 3.2 (the "License Agreement").
          -----------
         3.3 Exclusive Network Agreement. At the Closing, eStara and ITXC shall enter into an exclusive network agreement in the form and substance of the exclusive network agreement annexed hereto as Exhibit 3.3 (the "Network
                                              -----------
Agreement").

         3.4 Registration Rights Agreement. At the Closing, eStara and ITXC shall enter into an amendment to its Second Amended and Restated Registration Rights Agreement in the form and substance of the amendment annexed hereto as
Exhibit 3.4 (the "Registration Rights Agreement").
-----------
         3.5 Joinder to Stockholders Agreement. At the Closing, ITXC shall enter into a joinder to the Second Amended and Restated Stockholders Agreement dated July 27, 2001 by and among eStara and its stockholders in the form and substance of the joinder annexed hereto as Exhibit 3.5 (the "Joinder").
                                 -----------
         3.6 Escrow Agreement. At the Closing, ITXC and eStara shall enter into an Escrow Agreement in form and substance of Exhibit 3.6 attached hereto (the
                                             -----------
"Escrow Agreement").

                   IV.  REPRESENTATIONS AND WARRANTIES OF ITXC

         Each Seller, jointly and severally, makes the following representations and warranties to eStara:

         4.1. Authorization; No Conflict. The execution and delivery by Sellers of the Transaction Documents and the performance by Sellers of Sellers' obligations thereunder have been duly authorized by all requisite corporate action, will not violate in any material respect any provision of Applicable Law or any order of any court or other agency of government binding on Sellers or to which Sellers' assets or property are subject, will not violate the charter or by-laws of Sellers, and will not violate in any material respect any provision of any indenture, agreement or other instrument to which Sellers, any of Sellers' subsidiaries or any of their respective properties or assets is bound or conflict with in any material respect, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Sellers or Sellers' subsidiaries.

         4.2 Validity. This Agreement has been duly executed and delivered by Sellers and constitutes, and, upon Sellers' execution and delivery of the other Transaction Documents at Closing, the other Transaction Documents will each constitute, the legal, valid and binding obligation of Sellers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         4.3 Organization, Qualifications and Corporate Power. Each of the Sellers is a corporation duly incorporated, validly existing and in good standing under the laws of the state in which it was organized and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have, either individually or in the aggregate, a material adverse effect on the business, results of operations, financial condition, assets, prospects, liabilities or contractual rights of ITXC's eCommerce Business (an "ITXC Material Adverse Effect"). Sellers have the corporate power and authority to own and hold the properties used in ITXC's eCommerce Business, to carry on ITXC's eCommerce Business as now conducted and to execute, deliver and perform the Transaction Documents.

         4.4 Litigation; Compliance with Law. Except as set forth in Section 4.4
                                                                     -----------
of a disclosure schedule provided by Sellers to eStara contemporaneous with the execution of this Agreement (the "ITXC Disclosure Schedule"), there is no (i) action, suit, claim, proceeding or investigation relating to ITXC's eCommerce Business pending or, to the knowledge of Sellers, threatened against Sellers or Sellers' subsidiaries, at law or in equity, or before or by Governmental Authority; (ii) arbitration proceeding relating to ITXC's eCommerce Business pending under collective bargaining agreements or otherwise or (iii) governmental inquiry relating to ITXC's eCommerce Business pending or, to the knowledge of Sellers, threatened against Sellers or Sellers' subsidiaries. Sellers are not in default with respect to any order, writ, injunction or decree relating to ITXC's eCommerce Business known to or served upon Sellers of any Governmental Authority. Except as set forth in Section 4.4 of the ITXC
                                               -----------
Disclosure Schedule, there is no action or suit by Sellers relating to ITXC's eCommerce Business that is pending, threatened or contemplated against others. ITXC's eCommerce Business has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services. ITXC's eCommerce Business has all necessary permits, licenses, Governmental Approvals and other authorizations required to conduct its business as presently conducted ("Permits"), and ITXC's eCommerce Business has been operated pursuant to and in compliance with the terms of all such Permits, except where the failure to obtain or comply with such Permits would not have an ITXC Material Adverse Effect. There is no Applicable Law which would prohibit or materially restrict Sellers from conducting ITXC's eCommerce Business in any jurisdiction in which ITXC's eCommerce Business is now conducting business.

         4.5 Proprietary Information of Third Parties. To the knowledge of Sellers, no third party has claimed or has reason to claim that any person employed by or affiliated with ITXC's eCommerce Business has (a) violated or may be violating in any material respect any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party,
(b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has made a written request for information from Sellers which suggests that such a claim might be contemplated. To the knowledge of Sellers, no person employed by or affiliated with ITXC's eCommerce Business has employed any trade secret or any information or documentation proprietary to any former employer, and, to the knowledge of Sellers, no person employed by or affiliated with ITXC's eCommerce Business has violated in any material respect any confidential relationship which such person may have had with any third party, in connection with the development or sale of any service of ITXC's eCommerce Business. To the knowledge of Sellers, none of the execution or delivery of this Agreement, or the carrying on of ITXC's eCommerce Business as officers, employees or agents by any officer, director or key employee or the conduct or proposed conduct of the business of ITXC's eCommerce Business, will conflict with or result in a material breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         4.6  Copyrights, Trademarks, Etc.

              (a) Set forth in Section 1.1(d) of the ITXC Disclosure Schedule is
                               --------------
a list of all domestic and foreign trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such, which are primarily used in connection with ITXC's eCommerce Business. To ITXC's knowledge, ITXC or its Subsidiary has a valid right to use the Intellectual Property Rights being used to conduct ITXC's eCommerce Business as now conducted (the "eCommerce Intellectual Property Rights"). Except as set forth in Section 4.6(a) of the ITXC Disclosure Schedule
                                 --------------
and except for licenses generally available to the public on reasonable commercial terms, to ITXC's knowledge, ITXC has no obligation to compensate any Person for the use of any eCommerce Intellectual Property Rights and ITXC and its Subsidiary have not granted to or assigned to any Person any license or other right to use any of the eCommerce Intellectual Property Rights or otherwise licensed from others, for use in ITXC's eCommerce Business, the Intellectual Property Rights of third parties. Except as set forth in Section
                                                                      -------
4.6(a) of the ITXC Disclosure Schedule, to ITXC's knowledge, (i) no Person or
------
entity is infringing, violating or misappropriating any of the eCommerce Intellectual Property Rights and (ii) none of the activities or business conducted by ITXC's eCommerce Business infringes, violates or constitutes a misappropriation of any Intellectual Property Rights of any other person or entity and ITXC has not received notice of any such claim. To the knowledge of ITXC, none of the employees or consultants of ITXC's eCommerce Business is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her obligations to promote the interests of ITXC's eCommerce Business.

              (b) With respect to all Software licensed to Sellers for use primarily in ITXC's eCommerce Business (other than Software that is generally available to the public on reasonable commercial terms), Sellers possess documentation describing such Software in detail sufficient to permit a person of reasonable skill and experience in the relevant art to operate, maintain and modify such Software. With respect to such Software, Section 4.6(b) of the ITXC
                                                     --------------
Disclosure Schedule describes where all of the related source and object code is located if physical possession of such source and object code is not being transferred to eStara hereunder. Except for the use of consultants to complete the development of Software under work-for-hire agreements or comparable agreements assigning ownership to Sellers , Sellers have not relied upon the services of consultants to develop any of Sellers' proprietary Software which is used primarily in ITXC's eCommerce Business.

              (c) Except as set forth in Section 4.6(c) of the ITXC Disclosure
                                         --------------
Schedule, no claim or demand of any Person has been made against Sellers, nor is there any proceeding that is pending, or to the knowledge of the Sellers, threatened which (i) challenges the rights of the Sellers in respect of any eCommerce Intellectual Property or (ii) asserts that either of the Sellers is infringing any eCommerce Intellectual Property. None of the eCommerce Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority.

         4.7 Conveyed Contracts. Section 4.7 of the ITXC Disclosure Schedule
                                 -----------
contains a complete list of all written Conveyed Contracts, copies of which (including all amendments thereto) have been furnished to eStara. There does not exist under any Conveyed Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of either of the Sellers except for such events or conditions that, individually and in the aggregate,
(i) have not had or resulted in, and are not reasonably likely to have or result in, an ITXC Material Adverse Effect and (ii) have not and will not materially impair the ability of either of the Sellers to perform their respective obligations under the Transaction Documents.

         4.8 Assets. Subject to the terms of any lease or license to which any of the Assets are subject and subject to any Permitted Liens, Sellers have good and marketable title to the Assets free and clear of all Liens. The Assets are in reasonably good repair and operating condition (subject to normal wear and tear). The Assets do not constitute all or substantially all of the assets of ITXC.

         4.9 Leasehold Interests. To Sellers' knowledge, each of the leases to which any of the Assets is subject under which either of the Sellers is a lessee (collectively, the "Leases") is a valid and subsisting agreement, duly authorized and entered into by Sellers, without any material default of Sellers thereunder (the "Leases"). Section 4.9 of the ITXC Disclosure Schedule contains
                           -----------
a true and complete list of all Leases, and Sellers have delivered to eStara complete and correct copies of all written Leases, together with all amendments thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a material default or event of material default by Sellers under any Lease.

         4.10 Governmental Approvals. No registration or filing with, Governmental Approval of or other action by any Governmental Authority is or will be necessary for the valid execution, delivery and performance by ITXC of the Transaction Documents.

         4.11 Books and Records. The books of account, ledgers, order books, records and documents of ITXC's eCommerce Business accurately and completely reflect all material information relating to ITXC's eCommerce Business, the nature, acquisition, maintenance, location and collection of the assets of ITXC's eCommerce Business, and the nature of all transactions giving rise to the obligations or accounts receivable of ITXC's eCommerce Business.

         4.12 Brokers. Sellers have no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by the Transaction Documents.

         4.13 Employees. Section 4.13 of the ITXC Disclosure Schedule lists: (i)
                         ------------
the names of all employees of Sellers primarily engaged in the conduct of ITXC's eCommerce Business, together with their respective rates of total compensation;
(ii) all employment contracts between either of the Sellers and any of the persons named in such Section 4.13; and (iii) and all pension, bonus, profit
                      -------------
sharing, stock option or other agreements or arrangements, including vacation and sick pay policies, in which any of such persons participate. ITXC's eCommerce Business has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other Taxes. With respect to the employees and former employees of ITXC's eCommerce Business, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. Except as described in Section 4.13 of the ITXC Disclosure Schedule, no employee of
                ------------
ITXC's eCommerce Business will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

         4.14 Territorial Restrictions. Sellers are not restricted by any written agreement or understanding with any other Person from carrying on ITXC's eCommerce Business anywhere in the world.

         4.15 Confidentiality. Sellers have taken reasonable steps to preserve the confidential nature of any material confidential information (including, without limitation, any proprietary information) relating to ITXC's eCommerce Business.

         4.16 Environmental Protection. ITXC's eCommerce Business, the operation of its business, and any real property that ITXC's eCommerce Business leases or otherwise occupies or uses (the "eCommerce Premises") are in compliance in all material respects with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. Sellers have not received any citation, directive, letter or other written communication, or any notice of any proceeding, claim or lawsuit pursuant to such Environmental Laws, from any person arising out of the use or occupation of any of the eCommerce Premises, or the conduct of the operations of ITXC's eCommerce Business. ITXC has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals, if any, required by all Environmental Laws applicable to ITXC's eCommerce Business and is in compliance with all such permits, licenses and approvals.

         4.17 Operation of ITXC's eCommerce Business. Sellers have conducted ITXC's eCommerce Business only through ITXC and the Subsidiary and not through any other divisions or any direct or indirect subsidiary or affiliate of Sellers and (b) no part of ITXC's eCommerce Business is operated by Sellers through any entity other than ITXC and the Subsidiary.

         4.18 Investment Representations. ITXC is acquiring the Preferred Shares for its own account for the purpose of investment and not with a view to distribution or resale thereof in violation of the Securities Act. ITXC understands that none of the Preferred Shares and none of the Conversion Shares have been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. ITXC agrees not to resell or otherwise dispose of all or any part of the Preferred Shares purchased by it or the Conversion Shares except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws. ITXC understands that eStara does not have any present intention and is under no obligation to register the Preferred Shares or Conversion Shares under the Securities Act and other applicable securities laws, except as provided in the Registration Rights Agreement. ITXC further represents that it understands and agrees that all certificates evidencing any of the Preferred Shares or Conversion Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as set forth in Section 3.1. ITXC acknowledges that during the course of the transactions contemplated hereby and prior to the purchase of any Preferred Shares, it has had the opportunity to ask questions of and receive answers from representatives of eStara concerning the terms and conditions of the offering of the Preferred Shares, and to obtain additional information, documents, records and books relative to eStara, its business, and an investment in eStara. ITXC is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. ITXC is able to bear the economic risk of its acquisition of the Preferred Shares, including a complete loss of the investment.

         4.19 Significant Customers. Except as set forth in Section 4.19 of the ITXC Disclosure Schedule, since June 30, 2001 no Significant Customers of ITXC's eCommerce Business have given written notice of their intent to cancel or terminate any material agreement with Seller or terminate their business relationship with Seller. For purposes of this Section 4.19, Significant Customers means those customers generating $25,000 or more of annual revenue for the ITXC eCommerce business for the year ended June 30, 2001. Sellers have made available to eStara all historical billing and A/R records for existing customers of the ITXC eCommerce Business.

         4.20 Disclosure. Neither this Agreement nor any Schedule or Exhibit to this Agreement nor any other Transaction Document contains an untrue statement by Sellers of a material fact or omits a material fact necessary to make the statements by Sellers contained herein or therein not misleading in any material respect.

               V.  REPRESENTATIONS AND WARRANTIES OF ESTARA

         eStara hereby makes the following representations and warranties to
Sellers:

         5.1. Authorization; No Conflict. The execution and delivery by eStara of the Transaction Documents, the performance by eStara of its obligations thereunder, the issuance, sale and delivery of the Preferred Stock to ITXC and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate in any material respect any provision of Applicable Law or any order of any court or other agency of government binding on eStara or to which eStara's assets or property are subject, will not violate the Second Articles of Amendment and Restatement, as amended ("eStara's Charter") or the by-laws, as amended, of eStara, and will not violate in any material respect any provision of any indenture, agreement or other instrument to which eStara, any of its subsidiaries or any of their respective properties or assets is bound or conflict with in any material respect, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of eStara or any of its subsidiaries.

         5.2 Validity. This Agreement has been duly executed and delivered by eStara and constitutes, and, upon eStara's execution and delivery of the other Transaction Documents at Closing, the other Transaction Documents will constitute, the legal, valid and binding obligation of eStara, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5.3 Organization, Qualifications and Corporate Power; Authorization

                  (a) eStara is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. eStara is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have, either individually or in the aggregate, a material adverse effect on the business, results of operations, financial condition, assets, prospects, liabilities or contractual rights of eStara (an "eStara Material Adverse Effect"). eStara has the corporate power and authority to own and hold its properties and to carry on its business as now conducted. eStara has the corporate power and authority to execute, deliver and perform the Transaction Documents, to issue, sell and deliver the Preferred Stock in accordance with the provisions of this Agreement and to issue and deliver the Conversion Shares in accordance with the terms of eStara's Charter.

                  (b) eStara does not have any subsidiaries. eStara does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or
(B) any participating interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

                  (c) The shares of Preferred Stock issuable to ITXC hereunder (the "Preferred Shares") have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through eStara except as set forth in this Agreement. The Conversion Shares have been duly reserved for issuance upon due conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the eStara except as set forth in this Agreement. Except as set forth in Section 5.3(c) of the disclosure schedule
                                  --------------
provided by eStara to Sellers contemporaneous with the execution of this Agreement (the "eStara Disclosure Schedule"), neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of shareholders of eStara or to any right of first refusal or other right in favor of any person, except such rights that have been effectively waived.

                  (d) Section 5.3(d) of the eStara Disclosure Schedule contains
                      --------------
copies of eStara's Charter and By-Laws, as amended, and copies of any benefit plan (excluding stock option agreements relating to stock options granted outside of the stock option plan referenced in such Section 5.3(d)) pursuant to which any Person may receive any equity security of eStara.

              5.4 Authorized Capital Stock. Prior to filing the Articles Supplementary, the authorized capital stock of eStara consists solely of (i) 10,000,000 shares of preferred stock, par value $0.10 per share, of which 213,440 shares have been designated as Series A Convertible Preferred Stock; 1,409,595 shares have been designated as Series B-1 Convertible Preferred Stock; 542,914 shares have been designated as Series B-2 Convertible Preferred Stock; 1,373,191 shares have been designated as Series C-1 Convertible Preferred Stock; and 2,023,097 shares have been designated as Series C-2 Convertible Preferred Stock, and (ii) 50,000,000 shares of Common Stock. As of the date hereof, without giving effect to the transactions contemplated hereby, 3,948,250 shares of Common Stock and 3,609,722 shares of preferred stock (consisting of 213,440 shares of Series A Convertible Preferred Stock, 1,373,191 shares of Series C-1 Convertible Preferred Stock and 2,023,091 shares of Series C-2 Convertible Preferred Stock) are outstanding, all of which shares have been validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof. The shareholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of eStara, and the number of shares of stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in Section 5.4 of the eStara Disclosure Schedule. The designations,
         -----------
powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of eStara are as set forth in eStara's Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all Applicable Laws, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as set forth in Section 5.4 of the eStara Disclosure
                                          -----------
Schedule, (i) no person owns of record or is known to eStara to own beneficially any share of eStara's capital stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of eStara is authorized or outstanding and
(iii) there is no obligation by eStara to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in eStara's Charter or in Section 5.4 of the eStara Disclosure Schedule, eStara has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Registration Rights Agreement, to the knowledge of eStara, there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of eStara (whether or not eStara is a party thereto). All of the outstanding securities of eStara were issued in compliance with all applicable Federal and state securities laws.

              5.5 Financial Statements. eStara has furnished to ITXC the unaudited balance sheet of eStara as of August 31, 2001 (the "eStara Balance Sheet") and the related unaudited statements of operations, changes in stockholders' equity and cash flows of eStara for the eight months ended August 31, 2001 (the "eStara Financial Statements"), copies of which are set forth in
Section 5.5 of the eStara Disclosure Schedule Except as set forth in Section 5.5
-----------                                                          -----------
of the eStara Disclosure Schedule, the eStara Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied (except that the eStara Financial Statements do not contain all of the required footnotes or year-end adjustments) and fairly present the financial position of eStara as of the date of the eStara Balance Sheet, and the consolidated results of eStara's operations and cash flows for the eight months ended August

31, 2001. Except as set forth in Section 5.5 of the eStara Disclosure Schedule,
                                 -----------
since the date of the eStara Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of eStara from that reflected in the eStara Balance Sheet except for changes in the ordinary course of business which in the aggregate have not resulted in an eStara Material Adverse Effect and (ii) there has not occurred an eStara Material Adverse Effect.

         5.6 Events Subsequent to the Date of the eStara Balance Sheet. Except as set forth in Section 5.6 of the eStara Disclosure Schedule, since the date of
                -----------
the eStara Balance Sheet, eStara has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent) for borrowed money, except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the eStara Balance Sheet, current liabilities incurred since the date of the eStara Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than Permitted Liens, (vi) sold, assigned or transferred a material amount of its tangible assets except in the ordinary course of business, or canceled any material debt or claim owed to eStara, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any material loss of property or waived any material right of substantial value whether or not in the ordinary course of business, (ix) entered into any transaction except in the ordinary course of business or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         5.7 Litigation; Compliance with Law. Except as set forth in Section 5.7
                                                                     -----------
of the eStara Disclosure Schedule, there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of eStara, threatened against eStara, at law or in equity, or before or by any Governmental Authority,
(ii) arbitration proceeding relating to eStara pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the knowledge of eStara, threatened against eStara. eStara not in default with respect to any order, writ, injunction or decree known to or served upon eStara of any Governmental Authority. Except as set forth in Section 5.7 of the eStara
                                                      -----------
Disclosure Schedule, there is no action or suit by eStara pending, threatened or contemplated against others, other than in the ordinary course of business. eStara has complied in all material respects with all Applicable Laws applicable to its business, operations, properties, assets, products and services. eStara has all necessary permits, licenses and other authorizations required to conduct its business as conducted, and eStara has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations, except where the failure to obtain or comply with such permits, licenses or authorizations would not have an eStara Material Adverse Effect. There is no existing Applicable Law which would prohibit or materially restrict eStara from, or otherwise materially adversely affect eStara in, conducting its business in any jurisdiction in which it is now conducting business, or that would reasonably be expected to have an eStara Material Adverse Effect.

         5.8 Proprietary Information of Third Parties. To the knowledge of eStara, no third party has claimed or has reason to claim that any person employed by or affiliated with eStara has (a) violated or may be violating in any material respect any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party,
(b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has made a written request for information from eStara which suggests that such a claim might be contemplated. To the knowledge of eStara, no person employed by or affiliated with eStara has employed any trade secret or any information or documentation proprietary to any former employer, and, to the knowledge of eStara, no person employed by or affiliated with eStara has violated in any material respect any confidential relationship which such person may have had with any third party, in connection with the development or sale of any service of eStara. To the knowledge of eStara, none of the execution or delivery of this Agreement, or the carrying on of the business of eStara as officers, employees or agents by any officer, director or key employee of eStara, or the conduct or proposed conduct of the business of eStara, will conflict with or result in a material breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         5.9  Intellectual Property Rights

                  (a) To eStara's knowledge, eStara has a valid right to use its Intellectual Property Rights. Except as set forth in Section 5.9(a) of the
                                                     --------------
eStara Disclosure Schedule and except for licenses generally available to the public on reasonable commercial terms, to eStara's knowledge, eStara has no obligation to compensate any Person for the use of any of its Intellectual Property Rights and eStara has not granted to or assigned to any Person any license or other right to use any of its Intellectual Property Rights or otherwise licensed from others the Intellectual Property Rights of third parties. Except as set forth in Section 5.9(a) of the eStara Disclosure
                                --------------
Schedule, to eStara's knowledge, (i) no Person or entity is infringing, violating or misappropriating any of eStara's Intellectual Property Rights and
(ii) none of the activities or business conducted by eStara infringes, violates or constitutes a misappropriation of any Intellectual Property Rights of any other person or entity and eStara has not received notice of any such claim. To the knowledge of eStara, none of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with his or her obligations to promote the interests of eStara's business.

         5.10 Taxes. Except where failure to file would not reasonably be expected to have an eStara Material Adverse Effect, eStara has filed all Tax Returns required to be filed by it, and eStara has paid all Taxes shown to be due by such Tax Returns as well as all other Taxes, assessments and governmental charges which have become due or payable, including without limitation all Taxes which eStara is obligated to withhold from amounts owing to employees, creditors and third parties. eStara has established adequate reserves for all Taxes accrued but not yet payable as of the date of the eStara Balance Sheet. No income Tax Returns of eStara has been audited by the Internal Revenue Service or any other Governmental Authority. No deficiency assessment with respect to or proposed adjustment of eStara's Taxes is pending or, to the knowledge of eStara, threatened. eStara has never been an S corporation within the meaning of Section 1361(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         5.11 Governmental Approvals. Subject to the accuracy of the representations and warranties of Sellers set forth herein, no registration or filing with, or consent or approval of or other action by, any Governmental Authority is or will be necessary for the valid execution, delivery and performance by eStara of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares or, upon due conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to Federal and state securities laws (all of which filings have been made by eStara, other than those which are permitted to be made after the Closing and which will be duly made on a timely basis as necessary) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Securities and Exchange Commission (the "Commission").

         5.12 Books and Records. eStara's books of account, ledgers, order books, records and documents accurately and completely reflect all material information relating to eStara's business, the nature, acquisition, maintenance, location and collection of eStara's assets, and the nature of all transactions giving rise to the obligations or accounts receivable of eStara.

         5.13 Brokers. eStara has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by the Transaction Documents.

         5.14 Employees. eStara has complied in all material respects with all Applicable Laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other Taxes. With respect to the employees and former employees of eStara, there are no employee post-retirement medical or health plans of eStara in effect, except as required by Section 4980B of the Code.

         5.15 Environmental Protection. eStara, the operation of its business, and any real property that eStara leases or otherwise occupies or uses (the "eStara Premises") are in compliance in all material respects with all applicable Environmental Laws and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. eStara has not received any citation, directive, letter or other written communication, or any notice of any proceeding, claim or lawsuit pursuant to such Environmental Laws, from any Person arising out of the use or occupation of any of the eStara Premises, or the conduct of the operations of eStara's business. eStara has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals, if any, required by all Environmental Laws applicable to its business and is in compliance with all such permits, licenses and approvals.

         5.16  ERISA. With respect to eStara:

                  (a) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. eStara and its ERISA Affiliates have not incurred, nor do they expect to incur, any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

                  (b) No "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan which would subject eStara to any Taxes, penalties or other liabilities under ERISA Sections 406 or 502(i) or under Code Section 4975.

                  (c) Each Employee Plan has been maintained and administered in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to it.

                  (d) Other than routine claims for benefits under the Employee Plans, there are no pending, or, to the knowledge of eStara, threatened, actions or proceedings involving the Employee Plans, or the fiduciaries, administrators, or trustees of any of the Employee Plans, or eStara or any of its ERISA Affiliates (in each case, in actions or proceedings respecting the Employee Plans), with the Internal Revenue Service, the United States Department of Labor, any participant or beneficiary of any of the Employee Plans or any other Person whomsoever.

                  (e) Each Employee Plan that is intended to be tax-qualified under Section 401(a) of the Code has received from the Internal Revenue Service a determination letter that such Employee Plan is so qualified, which letter has not been revoked, and, to the knowledge of eStara, no event has occurred and no condition exists that could adversely affect such Plan's tax-qualified status.

         5.17. Disclosure. Neither this Agreement nor any Schedule or Exhibit to this Agreement nor any other Transaction Document contains an untrue statement by eStara of a material fact or omits a material fact necessary to make the statements by eStara contained herein or therein not misleading in any material respect.

                        VI.  PRE-CLOSING COVENANTS

         6.1 No Inconsistent Action. Neither eStara nor Sellers shall (a) take any action which is materially inconsistent with their respective obligations under this Agreement or which shall render any of their representations herein inaccurate in any material respect (or, with respect to representations qualified as to materiality, in any respect), other than representations made as of a particular date, or (b) agree, in writing or otherwise, to do any of the foregoing.

         6.2 Injunctions. If any United States, state or foreign court having jurisdiction over any party issues or otherwise promulgates any order which prohibits the consummation of the transactions contemplated hereby, the parties will use their respective reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and to pursue the underlying litigation diligently and in good faith.

         6.3 Governmental Actions. eStara and Sellers shall as promptly as practicable comply with any laws which are applicable to any of the transactions contemplated hereby and pursuant to which any Governmental Approval in connection with the transactions contemplated hereby is necessary. eStara and Sellers shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing, registration, or declaration which is necessary under any Applicable Law.

         6.4 Third Party Consents. eStara and Sellers will cooperate and use their respective reasonable efforts to obtain or cause to be obtained prior to Closing, or as promptly as practicable thereafter, all Consents (other than Consents relating to Conveyed Contracts, which Consents are governed by Section 1.3), in a manner that will avoid any default, conflict, or termination of rights in respect thereof.

         6.5      Access.

                  (a) Except as otherwise required by the confidentiality obligations of Sellers, prior to the Closing, upon reasonable notice from eStara to ITXC, Sellers will afford to the officers, employees, attorneys, accountants, or other authorized representatives (including, without limitation, environmental consultants) of eStara reasonable access during normal business hours to the employees, Assets, facilities, and books and records of ITXC's eCommerce Business so as to afford eStara a full opportunity to make such review, examination, and investigation of ITXC's eCommerce Business as eStara may desire to make. Except as otherwise required by the confidentiality obligations of ITXC, eStara will be permitted to make such extracts from or to make such copies of such books and records as may be reasonably necessary in connection therewith. Except as otherwise required by the confidentiality obligations of ITXC, prior to the Closing, Sellers will promptly furnish or cause to be furnished to eStara such financial and operating data and other information of ITXC's eCommerce Business as eStara shall reasonably request pursuant to this Section 6.5.

                  (b) Except as otherwise required by the confidentiality obligations of eStara, prior to the Closing, upon reasonable notice from Sellers to eStara, eStara will afford to the officers, employees, attorneys, accountants, or other authorized representatives (including, without limitation, environmental consultants) of Sellers reasonable access during normal business hours to the employees, assets, facilities, and books and records of eStara so as to afford Sellers a full opportunity to make such review, examination, and investigation of eStara as Sellers may desire to make. Except as otherwise required by the confidentiality obligations of eStara, ITXC will be permitted to make such extracts from or to make such copies of such books and records as may be reasonably necessary in connection therewith. Except as otherwise required by the confidentiality obligations of eStara, prior to the Closing, eStara will promptly furnish or cause to be furnished to Sellers such financial and operating data and other information regarding eStara as Sellers shall reasonably request pursuant to this Section 6.5.

         6.6      Conduct Prior to Closing.

                  (a) During the period between the date hereof and the Closing, Sellers shall:

                            (i) use reasonable efforts to conduct ITXC's
                   eCommerce Business in the ordinary course of business consistent with past practice;

                            (ii) pay and discharge the liabilities of ITXC's
                   eCommerce Business in the ordinary course of business in accordance and consistent with the previous practices of ITXC, except those contested in good faith by ITXC;

                           (iii) except for pay or benefit increases, advances
                  or bonuses made in the ordinary course of business consistent with past practices, not increase the compensation or benefits of or make any advance (excluding advances for ordinary and necessary business expenses) or loan to any employee employed in the operation of ITXC's eCommerce Business;

                           (iv) not sell, assign, or transfer any of the Assets,
                  except for the replacement or betterment of obsolete or worn out equipment and sales in the ordinary course of business consistent with past practice, and not permit any of the Assets to be subjected to any Lien (other than Permitted Liens);

                            (v) not materially amend, materially modify or
                   terminate any of the agreements listed on Schedule 6.6(a)(v)
                                                             -----------------
                   annexed hereto, enter into any agreements by which Sellers propose to license or otherwise provide access to any source code included in the Assets or enter into any material agreement relating to ITXC's eCommerce Business;

                            (vi) not enter into any transaction outside of the
                   ordinary course of business with respect to ITXC's eCommerce Business;

                            (vii) not take any action with respect to ITXC's
                   eCommerce Business or omit to take any action with respect to ITXC's eCommerce Business which action or omission would result in a breach of any of the representations and warranties set forth in Article IV, other than a breach which, together with any other such breaches, would not constitute an ITXC Material Adverse Effect; and

                            (viii) not agree, in writing or otherwise, to do any
                   of the foregoing.

                   (b) Each of the Sellers shall use its reasonable efforts to preserve intact ITXC's eCommerce Business and carry on ITXC's eCommerce Business, keep available to ITXC's eCommerce Business the services of the present employees of ITXC's eCommerce Business, preserve and protect the eCommerce Intellectual Property Rights and the value thereof, and promote and preserve the goodwill of suppliers, customers, creditors and others having business relations with ITXC's eCommerce Business.

                   (c) During the period between the date hereof and the Closing, eStara shall not:

                            (i) amend eStara's Charter, other than as
                   contemplated herein, or submit any such amendment to the shareholders of eStara;

                            (ii) amend its by-laws;

                            (iii) adopt or amend any benefit plan pursuant to
                   which any Person may acquire any equity securities of eStara;

                            (iv) issue any shares of its capital stock, other
                   than upon the exercise or conversion of any stock options, warrants or convertible securities described in Section 5.4
                                                                   -----------
                   of the eStara Disclosure Schedule and except as contemplated hereby;

                            (v) grant any options, warrants or other rights to
                   acquire equity securities of eStara other than pursuant to benefit plans described in Section 5.3(d) of the eStara
                                              -------------
                   Disclosure Schedule;

                            (vi) pay any dividend or other distribution with
                   respect to any equity securities of eStara;

                            (vii) redeem or otherwise purchase any equity
                   securities of eStara;

                            (viii) enter into any transaction outside the
                   ordinary course of eStara's business or enter into any new line of business except as contemplated hereby; or

                            (ix) agree, in writing or otherwise, to do any of
                   the foregoing.

         6.7 Notification.

                   (a) Sellers shall provide prompt written notice to eStara, and eStara shall provide prompt written notice to Sellers (in each case within five (5) business days), of any litigation, arbitration, or administrative proceeding pending or, to such Person's knowledge, threatened against Sellers, on the one hand, or eStara, on the other hand, which challenges the transactions contemplated hereby.

                   (b) Sellers will provide prompt written notice to eStara (in any event within five (5) business days) of any development or information causing or which constitutes or would at the Closing constitute a material breach of any of their representations, warranties or covenants contained herein, in the ITXC Disclosure Schedule or any of the Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which eStara may reasonably request in relation to such development or information; provided, however, that such notice shall not operate to cure any
             --------- --------
breach of the representations and warranties made herein, in the ITXC Disclosure Schedule or any of the Exhibits or Schedules referred to herein or attached hereto.

                   (c) eStara will provide prompt written notice to ITXC (in any event within five (5) business days) of any development or information causing or which constitutes or would at the Closing constitute a material breach of any of its representations, warranties or covenants contained herein, in the eStara Disclosure Schedule or any of the Exhibits or Schedules referred to herein or attached hereto and shall promptly furnish any information which ITXC may reasonably request in relation to such development or information; provided,
                                                                   ---------
however, that such notice shall not operate to cure any breach of the
--------
representations and warranties made herein, in the eStara Disclosure Schedule or any of the Exhibits or Schedules referred to herein or attached hereto.

                   (d) At all times prior to the consummation of the Closing, Sellers shall promptly notify eStara in writing, and eStara shall promptly notify ITXC in writing, of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions contained in Sections 7.1,
7.2 or 7.3.

                   (e) Notwithstanding the above, Sellers may notify their employees that a transaction may be pending and that they cannot assure them of continued employment.

         6.8 Publicity. Prior to the Closing, neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent will not be unreasonably withheld; provided, however, that nothing herein will
                              --------- --------
prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law or the rules of any national stock exchange or self-regulatory organization applicable to it or its Affiliates, in which event the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance. Notwithstanding the above, Sellers may notify their employees that a transaction may be pending and that they cannot assure them of continued employment.

         6.9 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article VI, prior to the Closing, each of the parties will use reasonable commercial efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

         6.10 Sellers' Employees. eStara shall have the right to interview and offer employment, such employment to commence immediately after the Closing, to all persons employed in ITXC's eCommerce Business as of the date hereof. It is understood that eStara is under no obligation to hire any of such employees. To the extent that eStara hires any of such employees in its sole discretion (the "Hired Employees"), (i) such employment shall be on an at-will basis, (ii) eStara shall provide such Hired Employees with benefits pursuant to eStara's benefit plans and policies, which benefits shall commence effective as of the Closing Date or the date of hire, and (iii) eStara shall require such Hired Employees, as a condition of employment, to acknowledge in writing to Sellers that such Hired Employees are not entitled to any severance from Sellers or eStara. With respect to employee pension, welfare and fringe benefits provided by eStara to Hired Employees, and subject to any terms, conditions or restrictions in eStara's benefit plans which prohibit such actions, (i) service with Sellers credited as service for purposes of the Sellers' plans, policies, programs, and arrangements shall be recognized for purposes of participation, eligibility, vesting and benefit accrual under eStara's plans, policies, programs, and arrangements and (ii) eStara shall waive all waiting periods and pre-existing condition requirements under any plans that have any such requirements or restrictions. Sellers shall terminate all Hired Employees on or prior to the Closing Date. Sellers shall deliver employment records and files for all Hired Employees to eStara to the extent permitted by law. For a period of two years from the Closing Date, Sellers will not solicit any Hired Employee or other employee employed by or otherwise engaged to perform services for eStara in connection with the operation of ITXC's eCommerce Business; provided that nothing herein shall preclude Sellers from making general solicitations or soliciting any Person who has been dismissed as an employee of eStara. Notwithstanding any provision herein to the contrary, except for the Assumed Liabilities and as otherwise set forth in this Section, Sellers are solely responsible for defending, and for any liabilities for, any claims arising out of the employment or termination of employment of the Sellers' employees by Sellers and for any salary, wages, overtime, bonuses, incentives, health care insurance and benefits, retirement benefits, pension benefits or similar employment-related payments or benefits of the Sellers' employees accruing or arising prior to the consummation of the Closing. eStara shall assume liability and have sole responsibility for all claims arising out of eStara's employment of the Hired Employees after the first date of employment with eStara and for all vacation, benefits, salary, wages, overtime, bonuses, incentives, health care insurance and benefits, retirement benefits, pension benefits and other similar employment-related payments or benefits of the Hired Employees accruing or arising from the Hired Employees' employment with eStara after the first date of employment with eStara

         6.11 Further Assurances. Following the Closing, each of Sellers and eStara shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other party, to confirm and assure the rights and obligations provided for in this Agreement and the other Transaction Documents and to render effective the consummation of the transactions contemplated hereby.

         6.12 Certificates of Tax Authorities. On or before the Closing Date, Sellers shall provide to eStara copies of certificates from the appropriate taxing authority stating that no Taxes are due to any State or other taxing authority for which eStara could have liability to withhold or pay Taxes with respect to the transfer of the Assets or ITXC's eCommerce Business, provided
                                                                    --------
that any failure to provide such certificates to eStara which failure is not the fault of the Sellers shall not relieve eStara of its obligations to consummate the Closing.

         6.13 Sellers Non-Compete.

         (a) The following terms when used in this Section 6.13 shall have the following meanings:

         "Competitive Business" means the business of providing Push to Talk services; provided, however, that providing communications service to a competitor of eStara shall not be deemed to constitute a "Competitive Business".

         "Directly or Indirectly" means as an individual, partner, shareholder, director, officer, principal, agent or employee.

         "Push to Talk" means a process or application by or through which voice communication is established by an initiating party ("Calling Party") clicking on a button or icon on a computer screen associated with a fixed number, which fixed number is predetermined prior to the Calling Party seeing the button or icon and in which no choice of number is made available to the Calling Party, as a means to immediately initiate a voice call from the Internet in which the non-initiating party ("Called Party") is a call center, and in which the communication is not paid for by the Calling Party. Notwithstanding the above, if the Called Party charges the Calling Party for content, and the charge for communications is included in the content charge and paid by the Called Party, as in the adult entertainment or astrology industries, this shall not be deemed to disqualify the call from the definition of Push to Talk.Push to Talk, however, excludes such a process or application where (a) the Called Party is using the button or icon to provide voice telephone service other than to the Called Party, or (b) where the use of the icon or link is for configuration or provisioning of a communications path which may then be used for a plurality of voice calls. As used in this paragraph, "call center" means any collection of one or more agents of a business reached through a single PSTN number who primarily handle telephone inquiries or telephone transactions.

         "Restricted Territory" means the world.

                  (b) Neither of the Sellers nor any subsidiary of the Sellers shall, for a period of three years after the date hereof, directly or indirectly, engage in a Competitive Business in the Restricted Territory; provided, however, that the Sellers shall not be deemed to have violated this
Section 6.13(b) in the event that Sellers or their subsidiaries acquire (or merge with) and thereafter own and operate a Person (a "Target") which operates a Competitive Business if (i) such Competitive Business, on the date on which the applicable acquisition agreement is signed, represents less than one third of the consolidated assets of the Target and its subsidiaries or (ii) such Competitive Business, during the most recent twelve calendar months preceding the calendar month in which such acquisition agreement is signed, represents less than one third of the consolidated revenues of the Target and its subsidiaries.

                  (c) Sellers acknowledge that in view of the nature of ITXC's eCommerce Business and the business objectives of eStara in acquiring the Assets, the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of eStara and that in the event that any such territorial or time limitation is deemed to be unreasonable and is then reduced by a court of competent jurisdiction, then, as reduced, the territorial and/or time limitation shall be enforced.

                  (d) Sellers further acknowledge that the foregoing territorial and time restrictions are essential to protect the goodwill and going concern value of ITXC's eCommerce Business, and comprise an essential portion of the consideration received by eStara under this Agreement. Sellers acknowledge that the remedy at law for any breach by Sellers of the agreements contained in this
Section 6.13 will be inadequate and that eStara will be entitled to seek injunctive relief without being required to prove actual damages or post bond. Sellers and eStara acknowledge that if any or all of the provisions of this
Section 6.13 are held to be unenforceable for any reason whatsoever, it will not in any way invalidate or affect the remainder of this Agreement which will remain in full force and effect.

         6.16 Domain Names. Sellers covenant and agree to take such steps as may be necessary in order that the registrar of each of the domain names conveyed by Sellers pursuant to Section1.1(d) hereof (the "Domain Names") may effectuate the transfer of the Domain Names as expeditiously as possible after the Closing, including but not limited to executing any and all necessary documents as eStara may reasonably request in order to effect such transfer.

                             VII. CLOSING CONDITIONS

         7.1 Conditions to Obligations of Both of the Parties. The obligation of each party to effect the transactions contemplated hereby (the "Transaction") and to consummate the Closing shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

                  (a) No third party shall have instituted any suit or proceeding to restrain, enjoin or otherwise prevent the consummation of the Transaction which suit or proceeding has not been dismissed.

                  (b) No order shall have been issued by any court or administrative body to restrain, enjoin or otherwise prevent consummation of the Transaction.

         7.2 Conditions to the Obligations of eStara. The obligations of eStara to effect the Transaction and to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by eStara in writing:

         (a) Representations and Warranties True at the Closing Date. Except for
(i) changes expressly contemplated by this Agreement, (ii) misrepresentations which individually or in the aggregate do not, or could not reasonably be expected to, have an ITXC Material Adverse Effect and (iii) representations made as of a particular date, the representations and warranties of Sellers contained in Article IV of this Agreement (A) shall be true and correct in all material respects (except for representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the date hereof, and (B) shall be repeated and shall be true and correct in all material respects (except for representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date with the same effect as though made on and as of the Closing Date. At the Closing, Sellers shall have delivered to eStara a certificate to the foregoing effect signed by an executive officer of ITXC and dated the Closing Date.

         (b) Sellers' Performance. Each of the obligations, agreements and conditions of Sellers required to be performed or complied with by Sellers on or before the Closing Date pursuant to the terms of this Agreement and the other Transaction Documents shall have been duly performed or complied with in all material respects as of the Closing Date. At the Closing Date, Sellers shall have delivered to eStara a certificate to the foregoing effect signed by an executive officer of ITXC and dated the Closing Date.

         (c) Documents. ITXC shall have furnished eStara with each of the documents contemplated by Section 9.2

         (d) Consents to Assignment. Sellers shall have obtained and shall have delivered to eStara copies of (i) all Governmental Approvals required to be obtained by Sellers in connection with the execution and delivery of the Transaction Documents and the consummation of the Transaction, and (ii) all Consents listed on Schedule 7.2(d) annexed hereto. Notwithstanding any provision
                   ---------------
herein to the contrary, provided that Sellers comply with their obligations under Section 1.3 and obtain each of the Consents listed on Schedule 7.2(d) annexed hereto, eStara's obligations herein shall not be conditioned on the receipt of any Consent.

         (e) Corporate Proceedings. All corporate and other proceedings of the Sellers in connection with the Transaction Documents and the Transaction, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to eStara and its counsel, and eStara and its counsel shall have received all such documents and instruments, or copies thereof certified if requested, as may be reasonably requested.

         (f) Stockholder Consents and Waivers. All shareholders of eStara having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing; and all shareholders of eStara having any right to consent to the Transaction shall have consented thereto in writing.

         (g) Funding of Escrow. Sellers shall have delivered $300,000 (the "Escrow Amount") to the Escrow Agent (as defined in the Escrow Agreement).

      7.3 Conditions to the Obligations of ITXC. The obligations of Sellers to effect the Transaction and to consummate the Closing are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by ITXC in writing:

        (a) Representations and Warranties True at the Closing Date. Except for
(i) changes expressly contemplated by this Agreement, (ii) misrepresentations which individually or in the aggregate do not, or could not reasonably be expected to, have an eStara Material Adverse Effect and (iii) representations made as of a particular date, the representations and warranties of eStara contained in Article V of this Agreement (A) shall be true and correct in all material respects (except for representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the date hereof, and (B) shall be repeated and shall be true and correct in all material respects (except for representations and warranties which are qualified as to materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date with the same effect as though made on and as of the Closing Date. At the Closing, eStara shall have delivered to ITXC a certificate to the foregoing effect signed by an executive officer of eStara and dated the Closing Date.

        (b) eStara's Performance. Each of the obligations, agreements and conditions of eStara required to be performed or complied with by it on or before the Closing Date pursuant to the terms of this Agreement and the other Transaction Documents shall have been duly performed or complied with in all material respects as of the Closing Date. At the Closing Date, eStara shall have delivered to Sellers a certificate to the foregoing effect signed by an executive officer of eStara and dated the Closing Date.

        (c) Documents. eStara shall have furnished ITXC with each of the documents contemplated by Section 9.3.

        (d) Consents and Approvals. Sellers shall have obtained the Consents described in Schedule 7.3(d) annexed hereto.

        (e) Percentage Ownership. As of the Closing, after giving effect to the Transaction, the Conversion Shares shall represent 19.9% of the Common Stock Deemed Outstanding.

        (f) Corporate Proceedings. All corporate and other proceedings of eStara in connection with the Transaction Documents and the Transaction, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Sellers and their counsel, and Sellers and their counsel shall have received all such documents and instruments, or copies thereof certified if requested, as may be reasonably requested.

        (g) Stockholder Consents and Waivers. All shareholders of eStara having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing (and copies of such waivers shall have been delivered to Sellers); and all shareholders of eStara having any right to consent to the Transaction shall have consented thereto in writing.

                                VIII. TERMINATION

      8.1 Right to Terminate. This Agreement may be terminated at any time until completion of the Closing as follows:

        (a) by mutual consent of eStara and Sellers;

        (b) by eStara or Sellers if the Closing shall not have occurred on or before October 19, 2001 (the "Outside Date"), but no party shall be entitled to terminate pursuant to this Section 8.1(b) if its own acts or failures to act should delay the Closing beyond the Outside Date or if all conditions to its obligation to consummate the Closing shall have been satisfied at least five business days prior to the Outside Date;

        (c) by eStara or either of the Sellers, respectively, if it shall have discovered that (x) any representation or warranty made herein for its benefit, or in any certificate, schedule or document furnished to it pursuant to this Agreement, is untrue in any respect, provided that such untruth, individually or in the aggregate, constitutes an ITXC Material Adverse Effect (with respect to representations made for eStara's benefit) or an eStara Material Adverse Effect (with respect to representations made for Sellers' benefit), or (y) Sellers (in the case of a termination by eStara) or eStara (in the case of a termination by either of the Sellers) shall have defaulted in the performance of any material obligation under this Agreement; provided, however, that in order to terminate this Agreement under this Section 8.1(c), the party seeking to terminate this Agreement shall give written notice of such breach or default to the other party and the other party shall fail to cure the breach or default by the earlier of ten (10) days after receipt of such notice or the Outside Date; or

        (d) by eStara or Sellers if it shall have reasonably determined that a condition to its obligation to consummate the Closing cannot be satisfied.

      8.2 Liability on Termination. Upon any termination of this Agreement pursuant to Section 8.1, the provisions of this Agreement shall become void and have no further effect (except that the provisions of this Section 8.2 and Sections 13.2, 13.9, 13.18 and 13.19 of this Agreement shall remain in full force and effect), without any liability to any person or entity in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except that in the event of a termination of this Agreement pursuant to Sections 8.1(b), 8.1(c) or 8.1(d) involving intentional misconduct which materially injures a party hereto, the breaching party hereunder, if any, shall be liable to any party damaged by such breach for such damages as shall be permitted by law. Notwithstanding the foregoing, all arrangements among the parties relating to the subject of confidentiality shall remain in full force and effect.

      8.3 Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction over the parties, subject to the forum selection provisions set forth in Section 13.18.

                            IX. CLOSING ARRANGEMENTS

      9.1 The Closing. The consummation of the purchase and sale of the Assets contemplated hereby (the "Closing") shall take place (i) at 10:00 New York City time on the third business day after all conditions to Closing have been satisfied or waived, or (ii) on such other date and at such time as shall be mutually acceptable to Sellers and eStara, at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 (or at such other place as shall be acceptable to Sellers and eStara). The date on which the Closing is consummated is referred to in this Agreement as the "Closing Date." Closing shall be deemed to be effective as of 12:01 a.m. (New York City time) on the date on which the Closing is consummated (the "Effective Time"). At the Closing, the parties shall execute and deliver the documents referred to in this Article IX.

      9.2 Documents to be Delivered by Sellers. At the Closing, Sellers will execute and deliver, or will cause to be executed and delivered, to eStara the following, in proper form for recording when appropriate:

         (a) a bill of sale, assignment and general conveyance, covering all of the Assets, in the form and substance of the bill of sale annexed hereto as
Exhibit 9.2(a) (the "Bill of Sale");

         (b) an assignment and assumption agreement, covering the Conveyed Contracts, in the form and substance of the agreement annexed hereto as Exhibit 9.2(b) (the "Assignment and Assumption Agreement");

         (c) standard and customary assignments of eCommerce Intellectual Property Rights in form and substance reasonably acceptable to eStara;

         (d) the Registration Rights Agreement;

         (e) the License Agreement;

         (f) the Network Agreement;

         (g) the Joinder;

         (h) the Escrow Agreement;

         (i) Certified Resolutions. Certified resolutions of the Boards of Directors (or committees thereof) of Sellers approving the execution and delivery of this Agreement and each of the other documents delivered by Sellers pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby.

         (j) Transition Services Agreement. A transition services agreement, dated the Closing Date, between eStara and ITXC, in the form and substance of the agreement annexed hereto as Exhibit 9.2(i) (the "Transition Services Agreement").

      9.3 Documents to be Delivered by eStara. At the Closing, eStara will execute and deliver, or cause to be executed and delivered, to Sellers:

         (a) Stock Certificate. A stock certificate, registered in ITXC's name, representing such number of Preferred Shares as constitutes 19.9% of the Common Stock Deemed Outstanding;

         (b) Good Standing Certificates. A certificate of the Secretary of State of the State of Maryland showing that eStara is duly incorporated and in good standing, certified as of a recent date;

         (c) the Bill of Sale;

         (d) the Assignment and Assumption Agreement;

         (e) the Registration Rights Agreement;

         (f) the License Agreement;

         (g) the Network Agreement;

         (h) the Transition Services Agreement;

         (i) the Escrow Agreement;

         (j) Certified Resolutions. Certified resolutions of the Board of Directors (or committees thereof) of eStara approving the execution and delivery of this Agreement and each of the other documents delivered by eStara pursuant hereto and authorizing the consummation of the transactions contemplated hereby and thereby; and

         (k) Waivers. Copies of the written waivers delivered by eStara's stockholders waiving preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares.

      9.4 Post Closing Cash Adjustment. On or before October 15, 2001, eStara and Sellers shall mutually agree upon the Negative Cash Adjustment and Positive Cash Adjustment and shall give joint instructions to the Escrow Agent to disburse the Escrow Amount to the parties consistent with the terms of Section 1.1(a). To the extent the Escrow Amount is insufficient to satisfy Seller's obligation to eStara pursurant to Section 1.1(a), Sellers shall deliver any such deficiency amount to eStara by wire transfer no later than October 17, 2001.

                            X. POST-CLOSING COVENANTS

      10.1 Assistance in Obtaining Additional Financing. For a period of one year after the Closing, ITXC shall make commercially reasonable efforts to assist eStara in obtaining additional funding from venture capital firms, investment banking firms and other sources of capital. It is understood that the intent of this Section 10.1 is for ITXC to introduce eStara to sources of capital; neither this nor any other provision herein shall obligate ITXC to provide such capital or to expend substantial amounts of executive time pursuing such capital.

      10.2 Endorsements. During the term of the Network Agreement, ITXC shall make commercially reasonable efforts to endorse eStara's products and services, provided that:

         (a) such obligation shall exist only if and to the extent that ITXC, in its sole discretion, determines that such products or services meet ITXC's commercial and quality criteria;

         (b) the form and substance of such endorsements shall be solely in ITXC's discretion;

         (c) this Section 10.2 shall not preclude ITXC from endorsing the products of other vendors, including vendors of products or services that compete with eStara; and

         (d) ITXC shall have the right to suspend or discontinue such endorsements at any time if, in ITXC's sole discretion, ITXC determines that eStara's products or services cease to meet ITXC's commercial and quality criteria.

At such time or times as ITXC is actually endorsing eStara's products and services pursuant to this Section 10.2, ITXC shall make available to eStara cooperative marketing assistance on commercially reasonable terms.

      10.3 Confidentiality. Each of the Sellers agree that after the Closing it will not disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of eStara, or use or otherwise exploit for its own benefit or for the benefit of anyone other than eStara, any Confidential Information. However, Sellers shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by Applicable Law, Sellers shall, to the extent reasonably possible, provide eStara with prompt notice of such requirement prior to making any disclosure so that eStara may seek an appropriate protective order. For purposes of this Section 10.3, "Confidential Information" shall mean any confidential information with respect to the conduct or details of ITXC's eCommerce Business or eStara's business, including, without limitation, financial and accounting information, Intellectual Property Rights, methods of operation, customers and customer lists, services, proposed services, former services, proposed or pending acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, trade secrets, marketing methods, policies, plans, personnel, suppliers, competitors, markets and other proprietary matters; provided, however, that the term Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement, (b) becomes generally available to the public thereafter other than as a result of a disclosure by Sellers not otherwise permissible hereunder, (c) is independently developed by Sellers as established by documentary evidence, or (d) Sellers learn from other sources where such sources have not violated their confidentiality obligation to eStara. Notwithstanding the foregoing, Persons employed by Sellers may continue to use customer contact information. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that in the event of a breach by Sellers, eStara, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever.

      10.4 Discharge of Business Obligations. From and after the Closing Date, Sellers shall pay and discharge, in accordance with past practice but not less than on a timely basis, all Retained Liabilities in respect of ITXC's eCommerce Business, its operations or the assets and properties used therein. From and after the Closing Date, eStara shall pay and discharge, in the ordinary course but not less than on a timely basis, the Assumed Liabilities.

      10.5 Maintenance of Books and Records. Each of Sellers and eStara shall preserve, from and after the Closing Date until the sixth anniversary of the Closing Date, all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of ITXC's eCommerce Business prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to
(i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of ITXC's eCommerce Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided that, as to such portion of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless such other party objects to the destruction, in which case the party seeking to destroy the records shall deliver such records to the objecting party.

      10.6 Payments Received. Sellers and eStara each agree that after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their reasonable efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts.

      10.7 Post-Closing Notifications. eStara and Sellers will comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment or control, export or other law of any Governmental Authority having jurisdiction over Sellers.

      10.8 Certain Tax Matters. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees and other similar costs of

Closing with respect to the transfer of the Assets or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by eStara.

      10.9 Insurance. With respect to any loss, liability or damage relating to, resulting from or arising out of the conduct of ITXC's eCommerce Business on or prior to the Closing Date for which Sellers would be entitled to assert a claim for recovery under any policy of insurance maintained by or for the benefit of Sellers in respect of ITXC's eCommerce Business or the Assets, at the request and expense of Sellers, eStara will, after the Closing, use reasonable efforts to assert, or to assist Sellers to assert, one or more claims under such insurance covering such loss, liability or damage if Sellers are not themselves entitled to assert such claim but eStara is so entitled.

      10.10 Release of Liens. In the event that at Closing any of the Assets remain subject to a lien or other encumbrance, Sellers hereby agree to either:
(i) promptly obtain a release of such lien, which release may require the payment of fees to the lienholder by a Seller; or (ii) substitute such Asset with an unencumbered Asset of the similar value and purpose.

                       VIII. SURVIVAL AND INDEMNIFICATION

      11.1 Survival of Representations, Warranties and Covenants.

         (a) Except as to (i) the representations and warranties contained in
Section 4.8 relating to title to the Assets, which shall survive the Closing and remain in effect indefinitely, (ii) the representations and warranties contained in Sections 4.16 and 5.15 relating to environmental matters and the representations and warranties contained in Section 5.16 relating to employee benefit plans, which shall survive the Closing until the expiration of the statute of limitations applicable thereto, and (iii) the representations and warranties contained in Section 5.10 relating to Taxes, which shall survive the Closing until the expiration of the last day on which any Tax may be validly assessed by the Internal Revenue Service or any other Governmental Authority, the representations and warranties of Sellers and eStara contained in this Agreement or in any other Transaction Document or in any certificate delivered at Closing (y) shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by any party hereto and
(z) shall survive the Closing until the expiration of two years from the Closing Date. Any claim for an Indemnifiable Loss asserted within such period of survival as herein provided will be timely made for purposes hereof.

         (b) Unless a specified period is set forth in this Agreement (in which event such specified period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely.

      11.2 Limitations on Liability.

         (a) For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement,
(ii) "Indemnitee" means any person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any person or entity required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including, without limitation, any Governmental Authority), including, without limitation, the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, prejudgment and postjudgment interest, other actual and/or punitive damages, settlements and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith and
(v) "Third Party Claim" means any claim, action or proceeding made or brought by any person or entity who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

        (b) Notwithstanding any other provision hereof or of any Applicable Law,
(i) no Indemnitee will be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty under Sections 11.3(a)(i) or 11.3(b)(i) unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under Section 11.3(a)(i), with respect to claims by eStara, or Section 11.3(b)(i), with respect to claims by Sellers, exceeds $100,000 (the "Basket Amount"), in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent the aggregate amount of Indemnifiable Losses exceeds the Basket Amount; and (ii) no Indemnitee shall be liable for Indemnity Payments in respect of breaches of representations or warranties asserted for Indemnifiable Losses under Sections 11.3(a)(i) or 11.3(b)(i), as applicable, to the extent such aggregate Indemnity Payments by such Indemnifying Party exceeds $4,709,843.

        (c) An Indemnity Payment shall subsequently be reduced by a payment by the Indemnitee to the Indemnifying Party in an amount equal to any net reduction in liability for Taxes that is actually realized or, at the Indemnitee's election, could be realized by an Indemnitee with respect to the payment or accrual of an Indemnifiable Loss and by any net proceeds of insurance claims that are actually received by an Indemnitee with respect to the payment or accrual of an Indemnifiable Loss; provided, however, that in the event a taxing authority disallows in whole or in part such net reduction in liability for Taxes, an Indemnifying Party shall promptly repay to the Indemnitee the amount of such increase in Taxes.

        (d) Notwithstanding any provision herein to the contrary, in the event that Sellers are required to provide indemnification under this Article XI, Sellers may, in their discretion, satisfy some or all of their indemnification obligations under this Article XI by delivering to the applicable Indemnitee some or all of the Preferred Shares issued to Sellers hereunder and/or some or all of the Conversion Shares issuable to the holders of the Preferred Shares upon conversion of the Preferred Shares. For purposes of determining the value delivered by Sellers if they elect to utilize such securities in such manner,
(i) each Preferred Share shall be conclusively deemed to have a value of $2.4072 per share, and (ii) each Conversion Share shall be conclusively deemed to have a value of $.8024, in each case regardless of the actual appreciation or depreciation in the value of the Preferred Shares and the Conversion Shares subsequent to the Closing.

   11.3 Indemnification.

        (a) Subject to Sections 11.1 and 11.2, from and after the Closing Date, Sellers agrees to indemnify, defend and hold harmless eStara and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

           (i) any misrepresentation or breach of warranty on the part of Sellers under the terms of any Transaction Document;

           (ii) any nonfulfillment of any agreement or covenant on the part of Sellers under the terms of any Transaction Document;

           (iii) any Retained Liabilities;

           (iv) any failure to comply with any "bulk sales" laws applicable to the transactions contemplated hereby;

           (v) any severance obligations that Sellers may have with respect to employees of ITXC's eCommerce Business who are not hired by eStara prior to October 15, 2001;

           (vi) Connectel v. ITXC pending in the Eastern District of Pennsylvania under Docket No. 00-CV-0267 or any subsequent litigation arising out of the facts, circumstances and patent underlying such case; and

           (vii) any and all expenses incurred by Sellers in connection with the negotiation and execution of the Transaction Documents.

        (b) Subject to Sections 11.1 and 11.2, from and after the Closing Date, eStara agrees to indemnify, defend and hold harmless ITXC and its Affiliates, and their respective directors, officers, partners, employees, agents and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from or arising out of:

           (i) any misrepresentation or breach of warranty on the part of eStara under the terms of any Transaction Document;

           (ii) any nonfulfillment of any agreement or covenant on the part of eStara under the terms of any Transaction Document;

           (iii) any Assumed Liabilities;

           (iv) any liability that may arise as a result of ITXC's delivering employment records and files to eStara;

           (v) any severance obligations that Sellers may have with respect to employees of ITXC's eCommerce Business who are hired by eStara prior to October 15, 2001; and

           (vi) any and all expenses incurred by eStara in connection with the negotiation and execution of the Transaction Documents.

   11.4 Defense of Claims.

        (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (provided that such counsel is reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

        (b) If, within 10 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 11.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 11.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 10 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within 10 calendar days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnitee through the end of such 10 calendar day period.

        (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 11.4(a) or 11.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

        (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Article XI.

        (e) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith (together with interest thereon from the date of payment thereof at the annualized rate of interest equal to the "prime" or "reference" rate of interest as publicly announced by Citibank Bank, N.A. and in effect from time to time during the relevant period, calculated on the basis of the actual number of days elapsed over 365) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss, and (ii) until the Indemnitee recovers fully payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

                                XII. DEFINITIONS

     12.1Defined Terms. The following terms shall have the following meanings:

     "Affiliate" of any Person (the "First Person") shall mean any other Person who controls, is controlled by or is under common control with such First Person.

     "Applicable Law(s)" when used in the singular, shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority, and, when used in the plural, shall mean all of the above.

     "Common Stock shall mean eStara's common stock, par value $.01 per share.

     "Common Stock Deemed Outstanding" shall mean all issued and outstanding shares of Common Stock immediately after the issuance of the Preferred Shares (assuming the conversion of all outstanding preferred stock and the exercise of all outstanding options, warrants and other rights to acquire Common Stock).

     "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to any person or entity, including but not limited to any Governmental Authority.

     "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issued and delivered to ITXC hereunder.

     "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (A)(i) is or has ever covered any past or current employee of eStara or any of its ERISA Affiliates as a participant or otherwise,
(ii) is or has ever been subject to any provision of ERISA and (iii) is or has ever been maintained or contributed to by eStara or any of its ERISA Affiliates, or (B)(i) is or has ever been subject to any provision of Title IV of ERISA and
(ii) is or has ever been maintained or contributed to by any of eStara's ERISA Affiliates.

     "Environmental Laws" shall mean any foreign, Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Governmental Approvals" means any Consent of, with or to any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

     "Intellectual Property Rights" shall mean all rights with respect to all
     (i) patents, patent rights and patent applications, (ii) copyrights, copyright applications and registrations thereof, and copyrighted materials; (iii) mask works and registrations and applications for registration thereof, (iv) Software, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, trademark applications, service marks, service mark applications, trade names, domain names and applications and registrations therefor, (vii) franchises, licenses, inventions, instructions, trade dress, logos and designs and (viii) other proprietary rights relating to any of the foregoing, in each case (i.e., clauses (i) through (viii)) as owned or licensed by the holder of such rights or any of its subsidiaries.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     "Negative Cash Adjustment" shall mean (a) zero, if the number of ITXC employees who are offered employment by eStara and who accept such employment prior to October 15, 2001 is equal to eight (8), or (b) $37,500 times the Negative Cash Adjustment Number, if the number of ITXC employees who are offered employment by eStara and who accept such employment prior to October 15, 2001 is less than eight (8).

     "Negative Cash Adjustment Number" shall mean eight (8) minus the number of ITXC employees who are offered employment by eStara and who accept such employment prior to October 15, 2001.

     "Permitted Liens" shall mean liens for Taxes, assessments or governmental charges or claims which are either not delinquent or are being contested in good faith by appropriate proceedings, statutory liens of landlords and liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, and other liens imposed by law and incurred in the ordinary course of business, liens representing the retained interest of lessors and sellers under capitalized leases and title retention arrangements entered into in the ordinary course of business, and easements, rights-of-way, zoning restrictions and other similar liens which do not materially and adversely affect the value or utility of the assets affected thereby.

     "Person" or "person" shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

     "Positive Cash Adjustment" shall mean (a) zero, if the number of ITXC employees who are offered employment by eStara and who accept such employment prior to October 15, 2001 is equal to eight (8), or (b) $30,000 times the Positive Cash Adjustment Number, if the number of ITXC employees who are offered employment by eStara and who accept such employment prior to October 15, 2001 is greater than eight (8).

     "Positive Cash Adjustment Number" shall mean (x) the number of ITXC employees who are offered employment by eStara and who accept such employment prior to October 15, 2001 minus (y) eight (8).

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Software" shall mean the expression of an organized set of instructions in a natural or coded language that is contained on a physical media of any nature (e.g., written, electronic, magnetic, optical or otherwise) and that may be used with a computer or other automated data processing equipment device of any nature which is based on digital technology, to make such computer or other device operate in a particular manner and for a certain purpose, as well as any related documentation for such set of instructions and its subsystems and shall include computer programs in source and object code, test or other significant data libraries, user documentation for computer programs, and any of the following that is contained on a physical media of any nature and that is used in the design, development, modification, enhancement, testing, installation, maintenance, diagnosis or assurance of the same: flow diagrams, masks, input and output formats, file layouts, development tools, database formats, interfaces, test programs, installation and operating instructions, diagnostic and maintenance instructions, and other similar materials and information.

     "subsidiary" shall mean, as to any party hereto, at any date, any Person
(a) the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date; or (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by such party or one or more subsidiaries of such party.

     "Tax" means any of the following, and "Taxes" means all of the following, imposed by or payable to any governmental authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Internal Revenue Code of 1986, as amended), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment or withholding, in each case including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Returns" means any returns, declarations, reports, claims for refund, information returns or statements relating to Taxes, including any schedules or attachments thereto, and any amendments thereof, to be filed (whether on a mandatory or elective basis) with any governmental authority responsible for the imposition or collection of Taxes.

     "Transaction Documents" shall mean this Agreement (including the Schedules and Exhibits thereto), the License Agreement, the Network Agreement, the Transition Services Agreement and the Registration Rights Agreement

     12.2 Other Defined Terms. The following terms are defined elsewhere in this
Agreement:

Agreement                                                    Opening paragraph
Articles Supplementary                                       3.1(a)
Assets                                                       1.1
Assignment and Assumption Agreement                          9.2(b)
Assumed Liabilities                                          2.1
Basket Amount                                                11.2(b)
Bill of Sale                                                 9.2(a)
Called Party; Calling Party                                  6.13(a)
Closing                                                      9.1
Closing Date                                                 9.1
Code                                                         5.10
Commission                                                   5.11
Competing Business                                           6.13(a)

Confidential Information                                     10.3
Conveyed Contracts                                           1.1(b)
directly or indirectly                                       6.13(a)
Domain Names                                                 6.16
eCommerce Intellectual Property Rights                       4.6(a)
eCommerce Premises                                           4.18
Effective Time                                               9.1
eStara                                                       Opening paragraph
eStara Balance Sheet                                         5.5
eStara's Charter                                             5.1
eStara Disclosure Schedule                                   5.3(c)
eStara Financial Statements                                  5.5
eStara Material Adverse Effect                               5.3(a)
eStara Premises                                              5.18
Excluded Employees                                           6.12
Hired Employees                                              6.10
Indemnifiable Losses                                         11.2(a)
Indemnifying Party                                           11.2(a)
Indemnitee                                                   11.2(a)
Indemnity Payment                                            11.2(a)
ITXC                                                         Opening paragraph
ITXC Disclosure Schedule                                     4.4
ITXC Material Adverse Effect                                 4.3
ITXC's eCommerce Business                                    First WHEREAS clause
Leases                                                       4.9
License Agreement                                            3.2
Liens                                                        1.1
Network Agreement                                            3.3
Outside Date                                                 8.1(b)
Permits                                                      4.4
Preferred Shares                                             5.3(c)
Preferred Stock                                              Fourth WHEREAS clause
Push to Talk                                                 6.13(a)
Registration Rights Agreement                                3.4
Retained Liabilities                                         2.2
Third Party Claim                                            11.2(a)
Transaction                                                  7.1
Transferred Employees                                        6.11(a)
Transition Services Agreement                                9.2(i)

                         XIII. MISCELLANEOUS PROVISIONS

     13.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered


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

by hand, (ii) made by telecopy, facsimile or electronic transmission, (iii) sent by overnight courier, or (iv) sent by certified mail, return receipt requested, postage prepaid.

                  (a) If to Sellers, to:
                      ITXC Corporation
                      750 College Road East
                      Princeton, New Jersey 08540
                      Attention: Theodore M. Weitz, Esq.
                      Facsimile No.: 609-750-3458

                      with a copy (which shall not constitute notice) to:

                      Peter H. Ehrenberg, Esq.
                      Lowenstein Sandler PC
                      65 Livingston Avenue
                      Roseland, New Jersey 07068
                      Facsimile No.: 973-597-2531


                  (b) If to eStara, to:

                      10803 Parkridge Blvd.
                      Reston, Virginia 20191
                      Attention: Thomas A. Natelli
                      Facsimile No.: 703-860-9520

                      with a copy (which shall not constitute notice) to:

                      Piper Marbury Rudnick & Wolfe LLP
                      1200 19th Street, N.W.
                      Washington, DC 20036
                      Attention:  Anthony H. Rickert, Esq.
                      Facsimile No.:  202-223-2085

or to such other address or addresses as any such party may from time to time designate as to itself by like notice. All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy, facsimile or electronic transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (iv) if sent by certified mail, on the fifth business day (or if sent overseas, on the tenth business day) following the day such mailing is made.

     13.2 Expenses. Except as otherwise expressly provided herein, each party hereto will pay any expenses incurred by it incident to the Transaction Documents and in preparing to consummate and consummating the transactions provided for herein.


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


     13.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that upon
                                              --------- --------
notice to eStara, ITXC may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof (provided that ITXC expressly agrees to remain liable hereunder on terms reasonably satisfactory to eStara) or to any Person that directly or indirectly acquires, after the Closing, all or substantially all of the assets or voting stock of ITXC (provided that such Person expressly agrees to assume all of ITXC's obligations hereunder on terms reasonably satisfactory to eStara).

     13.4 Waiver. eStara may, by written notice to Sellers, and Sellers may, by written notice to eStara, (a) extend the time for performance of any of the obligations of the other party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other party under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     13.5 Entire Agreement; Disclosure Schedules. This Agreement (which includes the eStara Disclosure Schedule, the ITXC Disclosure Schedule, the Schedules annexed hereto and the Exhibits annexed hereto), the other Transaction Documents and the confidentiality agreement previously executed by the parties hereto and any other side letter executed by ITXC and eStara as of the date hereof relating to this Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby and constitutes the entire agreement by and among the parties hereto.

     13.6 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by eStara and ITXC to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the parties.

     13.7 Rights of the Parties. Nothing express or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto and their Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     13.8 Further Assurances. From time to time after the Closing, as and when requested by either party hereto, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.


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


     13.9 Applicable Law This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the rules and substantive laws of the State of Delaware without regard to conflicts of law provisions thereof.

     13.10 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

     13.11 Titles and Headings. Titles and headings to Sections and Articles herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     13.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations under this Agreement of Sellers on the one hand and eStara on the other hand will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and
(d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     13.13 Bulk Sales. eStara waives compliance by Sellers with the provisions of the so-called bulk sales laws of any jurisdiction; provided, however, that Sellers will indemnify, defend and hold harmless eStara and its Affiliates in respect of any Indemnifiable Loss relating to, resulting from or arising out of Sellers' failure so to comply with such laws in connection with the transactions contemplated by this Agreement.

     13.14 Transfers. After the Closing, eStara and Sellers will cooperate and take such action as may be reasonably requested by the other in order to effect an orderly transfer of the Assets and ITXC's eCommerce Business with a minimum of disruption to the operations and employees of eStara and Sellers.

     13.15 Passage of Title and Risk of Loss. Legal title, equitable title and risk of loss with respect to the Assets will not pass to eStara until such Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting and other computational purposes as of the Effective Time.

     13.16 Material Adverse Effect. For purposes of this Agreement, an event or matter shall not be deemed to have an "ITXC Material Adverse Effect" or an "eStara Material Adverse Effect" if (x) such event or matter is generally applicable to the industry in which ITXC's eCommerce Business participates, (y) such event or matter involves a loss of one or more customers as a result of the fact that eStara and Sellers have executed this Agreement and plan to consummate the transactions contemplated hereby or (z) employees resign due to knowledge of a pending transaction.


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


     13.17 Knowledge.

        (a) Sellers. Sellers shall be deemed to have "knowledge" of a matter or event if, and only if, such matter or event is actually known, or should have been known after reasonable inquiry under the circumstances (it being understood that such inquiry shall not require any Person to access any information that appears on a database that is not maintained by Sellers), by Tom Evslin, Edward Jordan, Luis Machuca, Theodore Weitz (but, as to Mr. Weitz, only with respect to matters that may be disclosed by Mr. Weitz without breaching any privilege or confidentiality obligation owed by Mr. Weitz to ITXC or its Affiliates) or Jeffrey Kaplan (but, as to Mr. Kaplan, only with respect to matters pertaining to Intellectual Property Rights that may be disclosed by Mr. Kaplan without breaching any privilege or confidentiality obligation owed by Mr. Kaplan to ITXC or its Affiliates).

        (b) eStara. eStara shall be deemed to have "knowledge" of a matter or event if, and only if, such matter or event is actually known, or should have been known after reasonable inquiry under the circumstances (it being understood that such inquiry shall not require any Person to access any information that appears on a database that is not maintained by eStara), by Thomas Natelli, Franz Jaggar, Chris Gibbons and John Piescik.

     13.18 Jurisdiction and Service of Process. Any action or proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States of America for the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any action or proceeding relating to this Agreement, on behalf of itself or its property, by the delivery of copies of such process to such party in the same manner as notice is to be provided pursuant to Section 13.1. Nothing in this Section 13.18 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

     13.19 No Jury Trial. Each party acknowledges and agrees that any controversy which may arise under the Transaction Documents or any of the agreements contemplated by the Transaction Documents is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect to any litigation directly or indirectly arising out of or relating to the Transaction Documents or the transactions contemplated by the Transaction Documents. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 13.19.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       ITXC CORP.


                                       By:______________________________
                                          Name:
                                          Title:


                                       ITXC INC.


                                       By:______________________________
                                          Name:
                                          Title:


                                       eSTARA, INC.


                                       By:______________________________
                                          Name:
                                          Title:

                                    Schedules

1.1(b)            Conveyed Contracts
1.1(c)            Software
1.1(d)            Other Intangibles
1.1(e)            Equipment
1.2(f)            Other Excluded Assets
2.1(c)            Certain Purchase Orders and Sales Orders
2.1(e)            Other Assumed Liabilities
6.6(a)(v)         Contracts Requiring eStara's Consent to Amend
7.2(d)            Certain Conveyed Contracts
7.3(d)            Certain eStara Contracts

                                    EXHIBITS

3.1(a)            Articles Supplementary
3.2(a)            License Agreement
3.3               Network Agreement
3.4               Registration Rights Agreement
3.5               Tax Allocation
9.2(a)            Bill of Sale
9.2(b)            Assignment and Assumption Agreement
9.2(i)            Transition Services Agreement


                                       45